Exhibit 10.13

EXECUTION VERSION

RECORDING REQUESTED BY AND WHEN RECORDED, RETURN TO: [________]

SPACE ABOVE LINE RESERVED FOR OFFICIAL RECORDER’S USE

DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION, FIXTURE FILING AND
FINANCING STATEMENT

from

rise GRASS VALLEY INC.,
a Nevada corporation
(Trustor)

to

JEREMY A. M. EVANS
a businessperson in the state of New Hampshire
(Trustee)

for the benefit of

ERIDANUS CAPITAL, LLC,
a Wyoming limited liability company
(Beneficiary)

THIS INSTRUMENT TO BE RECORDED BOTH AS A DEED OF TRUST AND A FINANCING STATEMENT.

THIS DOCUMENT IS A SECURITY AGREEMENT WITHIN THE MEANING OF SECTION 9102(A) OF THE CALIFORNIA UNIFORM COMMERCIAL CODE.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

PORTIONS OF THE GOODS COMPRISING A PART OF THE PROPERTY COVERED BY THIS INSTRUMENT ARE OR ARE TO BECOME FIXTURES RELATED TO THE LAND DESCRIBED IN EXHIBIT A HERETO. THIS INSTRUMENT ALSO COVERS AS-EXTRACTED COLLATERAL; THE INTEREST OF TRUSTOR IN MINERALS OR THE LIKE BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF LOCATED ON THE REAL PROPERTY DESCRIBED HEREIN. TRUSTOR OWNS AN INTEREST OF RECORD IN THE REAL PROPERTY AND IMMOVABLE PROPERTY CONCERNED. IN THESE RESPECTS, THIS INSTRUMENT IS INTENDED TO BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING AND A FINANCING STATEMENT COVERING AS-EXTRACTED COLLATERAL PURSUANT TO SECTION 9502 OF THE CALIFORNIA COMMERCIAL CODE; IS TO BE FILED FOR RECORD IN THE RECORDS OF THE COUNTY WHERE DEEDS OF TRUST ON REAL PROPERTY ARE RECORDED; AND SHOULD BE INDEXED AS BOTH A DEED OF TRUST AND A FINANCING STATEMENT. THE ADDRESSES OF TRUSTOR (DEBTOR) AND BENEFICIARY (SECURED PARTY) ARE SPECIFIED IN SECTION 7.10 OF THIS INSTRUMENT.

TRUSTOR REQUESTS THAT A COPY OF ANY NOTICE OF DEFAULT AND ANY NOTICE OF SALE HEREUNDER BE MAILED TO IT AT:

RISE GRASS VALLEY INC.
333 CROWN POINT CIRCLE, STE 215
GRASS VALLEY, CA 95945

ATTENTION	BENJAMIN W. MOSSMAN
EMAIL:	ceo@risegoldcorp.com
FAX NO.:	604-428-1124

DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION, FIXTURE FILING AND
FINANCING STATEMENT

This Deed of Trust, Security Agreement, Assignment of Production, Fixture Filing and Financing Statement (as amended, restated, supplemented or otherwise modified from time to time, this “Deed of Trust”) dated as of August 30, 2019, is entered into by RISE GRASS VALLEY INC., a Nevada corporation (“Trustor”), in favor of JEREMY A. M. EVANS, a businessperson, having a mailing address located at 18 East Road, Hampstead, NH 03841, as trustee (“Trustee”) for the benefit of ERIDANUS CAPITAL, LLC, a Wyoming limited liability company (“Beneficiary”).

RECITALS

A.            Trustor is the owner of mineral interests (the “Mineral Interests”) located in, on, and under certain real property situated in the County of Nevada, State of California (the “Land”) (collectively, the Mineral Interests and the Land are hereinafter the “Mineral Properties”), as such Mineral Properties are more particularly described in Exhibit A attached hereto and made a part hereof.

B.            Trustor and the Beneficiary have entered into that certain Loan Agreement, dated as of the date hereof (as amended, restated, supplemented and otherwise modified from time to time, the “Loan Agreement”), providing for, inter alia, a senior secured loan in the aggregate principal amount of $1,000,000 (as amended, restated or otherwise modified from time to time, collectively, the “Loan”).

C.            To secure (i) the obligations of Trustor under the Loan Agreement, the other Transaction Documents (as defined in the Loan Agreement) and (ii) the other Obligations (as defined below), and as a condition precedent to certain of the obligations under the Loan Agreement, Trustor shall have executed and delivered this Deed of Trust to Trustee, which shall create a secured interest in, inter alia, the Mineral Properties, for the benefit of Beneficiary.

D.            Certain capitalized terms used in this Deed of Trust are defined in Article 6 hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Trustor agrees as follows for the benefit of Trustee and Beneficiary:

ARTICLE 1. GRANT IN TRUST

Trustor hereby irrevocably and unconditionally grants, bargains, sells, transfers, conveys, sets over and assigns to Trustee, in trust, for the benefit of Beneficiary, with power of sale and right of entry and possession, all of Trustor’s right, title and interest, whether now owned or hereafter acquired, in or to the property and rights listed in paragraphs in this Article 1 (hereinafter collectively referred to as the “Property”):

(a)       Mineral Collateral;

(b)       Personalty Collateral;

(c)       Fixture Collateral;

(d)       All awards of payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property to the extent actually received by Trustor, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer or part thereof made in lieu of or in anticipation of the exercise of said right), or for any other injury to or decrease in the value of the Property;

(e)       Any and all possessory rights of Trustor and other rights or privileges of possession, including, without limitation, Trustor’s right to elect to remain in possession of the Mineral Properties pursuant to Section 365(h)(1) of the United States Bankruptcy Code (11 U.S.C. §101 et seq.) (the “Bankruptcy Code”);

(f)       All proceeds of and any unearned premiums on any property insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments (including with respect to a casualty thereto or condemnation thereof), or settlements made in lieu thereof, for damage to the Property, in accordance with and subject to the terms of the Transaction Documents;

(g)       The right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Beneficiary in the Property, in accordance with and subject to the terms of the Transaction Documents;

(h)       All real estate, possessory interest and personal property tax refunds or rebates or charges in lieu of Taxes now or hereafter assessed or levied against the Property, including interest thereon, and the right to receive the same, whether such refunds or rebates relate to fiscal periods before or during the term of this Deed of Trust, payable to Trustor with respect to the Property, and refunds, credits or reimbursements payable to Trustor with respect to bonds, letters of credit, escrow accounts or other sums payable in connection with the use, occupation, enjoyment, development, construction, operation or ownership of the Property;

(i)       To the extent assignable, all Trustor’s right, title and interest in and to all abstracts of title, plans, specifications, operating manuals, computer programs, computer data, maps, surveys, studies, reports, development rights, entitlements, permits, waivers, licenses and approvals, and all amendments and modifications thereof, appraisals, architectural, engineering and construction contracts, books of account, insurance policies and other documents, of whatever kind or character, relating to the Property or the development, construction, use, occupancy, operation or maintenance thereof;

(j)       All right, title and interest of every nature of Trustor in all receivables and other accounts of Trustor (i) arising out of any sale, lease or other transfer of any interest in all or any portion of the Property, (ii) in connection with any insurance policies covering all or any portion of the Property, and (iii) any and all moneys deposited by Trustor or deposited on behalf of Trustor with any city, county, public body or agency, irrigation, sewer, or water district or company, gas or electric company, telephone company, and any other body or agency, for the installation, or to secure the installation of, any utility or to secure any decommissioning or reclamation obligation pertaining to the Property;

(k)       All rights, titles, interests, estates or other claims, both at law and in equity, which Trustor now has or may hereafter acquire in the Land or in and to any greater estate in the Land or in and to any greater estate in the Property, including the Mineral Properties;

(l)       All of Trustor’s right, title and interest in and to all property hereafter acquired or constructed by Trustor located at or used in connection with the Land or the Mineral Properties which shall forthwith, upon acquisition or construction thereof by Trustor and without any act or deed by Trustor or Beneficiary, become subject to the Encumbrance of this Deed of Trust as if such property were now owned by Trustor and were specifically described in this Deed of Trust and were specifically conveyed or encumbered hereby;

(m)       All claims and rights to proceeds in respect of any title insurance policies issued to Trustor relating to the Land or the Mineral Properties, including, without limitation, the right to receive and apply the proceeds of any such title insurance or settlements made in lieu thereof in accordance with and subject to the terms of the Transaction Documents; and

(n)       All products and proceeds of the foregoing;

TO HAVE AND TO HOLD the Property unto Trustee, and to its, his or her successors and assigns, in trust, subject to the Permitted Encumbrances (as defined below) and Section 3.13 hereof, for the purposes and uses herein set forth. All of the land, estate, and property hereinabove described, real, personal and mixed, whether affixed or annexed or otherwise (or otherwise hereinabove specified), and all rights, assigned, conveyed and mortgaged, are intended to be assigned, conveyed and mortgaged as a unit and are hereby understood, agreed and declared to form a part and parcel of the Property and to be appropriated to the use of the Property, and shall for the purposes of this Deed of Trust be deemed to be real estate and conveyed and mortgaged hereby.

Notwithstanding any provision in this Deed of Trust to the contrary, in no event is any Building in a Flood Zone (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home in a Flood Zone (as defined in the applicable Flood Insurance Regulations) included in the definition of “Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Deed of Trust.

ARTICLE 2. OBLIGATIONS SECURED

Trustor makes the foregoing grants under Article 1 hereof for the purpose of securing the following obligations (collectively, the “Obligations”):

2.1           Indebtedness. The prompt and complete payment when due of all Obligations (as defined in the Loan Agreement), including the indebtedness and amounts under the Loan, the other Transaction Documents, including all interest, reimbursement obligations, sums and other indebtedness evidenced by or owing under the Loan Agreement, and Transaction Documents from time to time outstanding, and any modifications, extensions, replacements or renewals thereof, including both present and future advances and/or future obligations, as more particularly described in Section 2.5 hereof;

2.2          Transaction Documents. The payment, reimbursement, satisfaction, observance and performance of all Obligations, debts, covenants, conditions, agreements, representations, warranties, and liabilities of Trustor to or benefitting Beneficiary evidenced or secured by, arising out of, connected with, or related to the Loan, this Deed of Trust, any other Transaction Documents or any document and the transactions contemplated hereby or thereby (including, without limitation, all interest, fees, charges, expenses, attorneys’ fees and consultants’ fees), of even date herewith;

2.3          Further Obligations. Payment of such further sums and/or performance of such further obligations as Trustor may undertake to pay and/or perform for the benefit of Beneficiary, their successors or assigns, when said borrowing and/or obligation is evidenced by a writing or writings reciting that it or they are so secured by this Deed of Trust;

2.4          Modifications and Amendments. With respect to each of the foregoing, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owned with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all amendments, revisions or renewals thereof; and

2.5          Future Advances. Such additional future advances under the terms of the Loan Agreement, the Loan, the other Transaction Documents, or otherwise that Beneficiary may elect to make to Trustor.

Once all of the Obligations have been paid in full and fully performed, this Deed of Trust shall be released and reconveyed by Beneficiary, at Trustor’s cost and expense; provided, however, that Trustor’s contingent indemnification obligations under this Deed of Trust, and the other Transaction Documents shall survive any such release.

ARTICLE 3. RIGHTS AND DUTIES OF THE PARTIES

To protect the security of this Deed of Trust, Trustor hereby covenants and agrees as follows:

3.1          Payment of Obligations. Trustor covenants that Trustor shall timely pay and perform the Obligations secured by this Deed of Trust.

3.2          Representations and Warranties. Trustor represents and warrants as follows:

(a)       Incorporation of Representations and Warranties from Loan Agreement. The representations and warranties applicable to Trustor and to its Property contained in Section 5 of the Loan Agreement are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Deed of Trust by reference as though specifically set forth in this Section.

(b)       Title to Property. Trustor has good and defensible title to the Property free from all Encumbrances, claims, security interests or other encumbrances other than Encumbrances expressly permitted under the Loan Agreement (“Permitted Encumbrances”), and without limitation on the right to encumber except as set forth in the Transaction Documents. This Deed of Trust is the prime lien on the Mineral Properties. The descriptions set forth in Exhibit A of the quantum and nature of the record title interests of Trustor in and to the Mineral Properties include the entire record title interests of Trustor in the Mineral Properties and are complete and accurate in all material respects. There are no “back-in” or “reversionary” interests held by third parties which could materially reduce the interests of Trustor in the Mineral Properties except as set forth on Exhibit A. No other agreement to which Trustor is a party or by which Trustor is bound affecting any part of the Property grants an Encumbrance to another party or entity which is prior to the Encumbrance created hereby.

(c)       Contracts. All of the Contracts and obligations of Trustor that relate to the Mineral Properties are in full force and effect and constitute legal, valid and binding obligations of Trustor. Neither Trustor nor, to the knowledge of Trustor, any other party to any Contract (i) is in breach of or default or, with the lapse of time or the giving of notice, or both, would be in breach or default with respect to any obligations thereunder, whether express or implied, or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any Contract.

(d)       Obligations. There are no obligations under any Mineral Properties or Contract which require operations to earn or to continue to hold any of the Mineral Properties in force and effect.

(e)       Trustor’s Address. The address of Trustor’s place of business, residence, chief executive office and office where Trustor keeps its records concerning accounts, contract rights and general intangibles is as set forth below. Trustor hereby represents and warrants that its state of formation is Nevada, and the correct spelling of its name is as set forth in its signature block below.

3.3          Further Assurances.

(a)       Trustor covenants that Trustor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the opinion of Trustee or Beneficiary may be necessary or desirable to carry out more effectively the purposes of this Deed of Trust, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this Deed of Trust, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) prompt correction of any defect which may hereafter be discovered in the title to the Property; (iii) prompt execution and delivery of all division or transfer orders or other instruments which in Trustee’s or Beneficiary’s opinion are required to transfer to Trustee or Beneficiary, the assigned proceeds from the sale of Minerals from the Mineral Properties; and (iv) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Deed of Trust or upon the interest of Beneficiary.

(b)       Trustor shall notify Trustee and Beneficiary at least fifteen (15) days (or such shorter period as may be reasonably agreed in writing by Trustee or Beneficiary) in advance of any discontinuance of or change in the address of Trustor’s place of business, residence, chief executive office or office where it keeps records concerning accounts, contract rights and general intangibles.

(c)       Trustor shall not amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents, or amend its name or change its jurisdiction of incorporation, organization or formation unless expressly permitted by the Loan Agreement.

3.4          Operation of Mineral Properties. As long as any of the Obligations remain unpaid or unsatisfied, Trustor shall or, if Trustor is not the operator of any Mineral Properties, shall use its best efforts to cause the operator of such Mineral Properties (in each case, at Trustor’s own expense) to:

(a)       not enter into any operating agreement, contract or agreement which materially adversely affects the Property;

(b)       to the extent consistent with Trustor’s customary operating practices and to the extent that a reasonably prudent operator would do so, do all things necessary and within the reasonable control of Trustor to keep, or cause to be kept, in full force and effect the Mineral Properties and Trustor’s interests therein;

(c)       neither abandon, forfeit, surrender, release, sell, assign, farmout or convey, nor agree to sell, assign, farmout or convey, nor mortgage or grant security interests in, nor otherwise dispose of or encumber any of the Property or any interest therein, except as permitted by the Loan Agreement;

(d)       sublease the Property without the express written approval of Beneficiary;

(e)       cause the Property to be maintained, developed and protected against drainage and continuously operated, unless market conditions or permit conditions require otherwise, for the production and marketing of Minerals in a good and workmanlike manner as a prudent operator would in accordance in all material respects with (i) generally accepted practices, (ii) applicable Contracts, and (iii) all applicable Federal, state and local laws, rules and regulations;

(f)       promptly pay or make reasonable and customary efforts to cause to be paid when due and owing, whether relating to periods of time before or after the date hereof, (i) all rentals and royalties payable in respect of the Property; (ii) all expenses incurred in or arising from the operation or development of the Property (except to the extent contested in good faith or determined by a court of competent jurisdiction to be not due and owing); (iii) all taxes, assessments and governmental charges imposed upon Beneficiary because of its interest in the

Property; and (iv) all taxes, assessments, and governmental charges imposed upon the Property as provided in the Loan Agreement (and indemnify Trustee and Beneficiary from all liability in connection with any of the foregoing);

(g)       promptly take all action necessary to enforce or secure the observance or performance of any term, covenant, agreement or condition to be observed or performed by third parties under any Contract, or any part thereof, or to exercise any of its rights, remedies, powers and privileges under any Contract, all in accordance with the respective terms thereof;

(h)       to the extent consistent with Trustor’s customary operating practices and to the extent that a reasonably prudent operator would do so, cause the Operating Equipment and the Fixture Operating Equipment to be kept in good and effective operating condition, and cause to be made all repairs, renewals, replacements, additions and improvements thereof or thereto, necessary or appropriate in connection with the production of Minerals from the Mineral Properties;

(i)       permit and do all things necessary or proper to enable Beneficiary (through any of its agents and employees) to enter upon the Mineral Properties, at reasonable times, with minimum 48-hour notice, and under supervision of Trustor, for the purpose of investigating and inspecting the condition and operations of the Property in accordance with the terms of the Loan Agreement;

(j)       cause the Property to be kept free and clear of Encumbrances, charges, security interests and encumbrances of every character other than Permitted Encumbrances;

(k)      carry and maintain the insurance required by the Loan Agreement;

(l)       furnish to Beneficiary, upon request, copies of any Contracts; and

(m)     promptly perform in all material respects all covenants express or implied in any Contract.

3.5          Recording. Trustor shall promptly (at Trustor’s own expense) record, register, deposit and file this Deed of Trust and every other instrument in addition or supplement hereto, including applicable financing statements, in such offices and places within the state where the Property is located and in the state where Trustor is registered (as applicable) upon the reasonable request of Beneficiary and at such times and as often as may be necessary to preserve, protect and renew the Encumbrance and security interest herein created, as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed for the purpose of effectively creating, perfecting, maintaining and preserving the Encumbrance and security interest created hereby in and on the Property.

3.6          Records, Statements and Reports. Trustor shall keep proper books of record and account in which complete and correct entries shall be made of Trustor’s transactions in accordance with the method of accounting required in the Loan Agreement and shall furnish or cause to be furnished to Beneficiary the reports required to be delivered pursuant to the terms of the Loan Agreement.

3.7          Taxes and Assessments. Trustor shall pay or cause to be paid, prior to delinquency all taxes, assessments and charges of any kind (“Taxes”) imposed by any Governmental Authority or utility company which are or may become an Encumbrance upon Trustor’s right, title and interest in and to the Property or any part thereof; provided that Trustor shall have the right to contest the validity or amount of such Taxes as and to the extent permitted under the Transaction Documents. Trustor shall also pay or cause to be paid, prior to delinquency, Taxes imposed by any Governmental Authority upon Beneficiary by reason of the interest in the Property created hereby or by reason of any payment, or portion thereof, made to Beneficiary hereunder or pursuant to any Secured Obligation hereby secured as and to the extent required under the Transaction Documents; provided, however, that Trustor shall have no obligation to pay or discharge Beneficiary’s business or franchise taxes, federal or state income taxes or other taxes which are measured by and imposed upon Beneficiary’s net or gross income or receipts, and provided further that Trustor shall have the right to contest the validity or amount of such Taxes as and to the extent permitted under the Transaction Documents.

3.8          Insurance. Trustor shall provide, maintain and deliver to Beneficiary such insurance as may be required by the terms of the Transaction Documents and Applicable Law from time to time, covering the Property.

3.9          Encumbrances. Trustor shall pay or cause to be paid, when due, all obligations secured by or reducible to Encumbrances other than Permitted Encumbrances which shall now or hereafter encumber Trustor’s right, title and interest in and to the Property or any part thereof, whether senior or subordinate hereto, including without limitation all claims for work or labor performed, or materials or supplies furnished, in connection with any work of demolition, alteration, improvement of or construction upon the Property; provided, however, Trustor shall have the right to contest the validity or amount of such Encumbrances as and to the extent permitted under the Transaction Documents.

3.10        Disposition of Insurance and Condemnation Proceeds. Trustor assigns to Beneficiary (i) any interest of Trustor in all awards for damages suffered or compensation paid by reason of a taking for public use of, or an action in eminent domain affecting all or any part of, the Property or any interest therein, and (ii) all proceeds of any insurance policies paid or payable to Beneficiary by reason of loss sustained to the Property or any part thereof; provided, however, that upon collection, such funds shall be applied as set forth in the Loan Agreement. Beneficiary shall be entitled to settle and adjust all claims under insurance policies provided hereunder, subject to the provisions of the Transaction Documents. However, Beneficiary may, in the absolute discretion of Beneficiary or as otherwise provided in the Transaction Documents and regardless of any impairment of security or lack of impairment of security, release to Trustor all or any part of the entire amount so collected upon any conditions Beneficiary chooses. Application of all or any portion of said funds, or the release thereof, shall not cure or waive any default or notice of default hereunder or invalidate any acts done pursuant to such notice unless the Transaction Documents expressly provide that such application would effect such a cure or waiver.

3.11        Defense and Notice of Actions. Trustor shall, without liability, cost or expense to Beneficiary or Trustee, protect, preserve and defend (by counsel reasonably satisfactory to Beneficiary) title to the Property, the security hereof and the rights or powers of Beneficiary or Trustee hereunder. Said protection, preservation and defense shall include, without limitation, protection, preservation and defense against any early termination, forfeiture or other cancellation of any rights constituting the Property (subject to Trustor’s rights to replace any such cancelled rights as and to the extent permitted by the terms of the Transaction Documents) and all adverse claimants to title or any possessory or non-possessory interest therein, whether or not such claimants or encumbrances assert title paramount to that of Trustor or claim their interest on the basis of events or conditions arising subsequent to the date hereof, except for the Permitted Encumbrances or as otherwise expressly permitted by the terms of the Transaction Documents (including without limitation any applicable materiality qualifications, cure and replacement rights or other exceptions set forth in the Transaction Documents). Trustor shall give Beneficiary prompt notice in writing of the filing of any such action or proceeding and Beneficiary shall have the right to intervene and participate in such proceeding.

3.12        Contracts.

(a)       As and to the extent required by the Transaction Documents, (i) Trustor shall promptly and fully keep, observe and perform, or cause to be kept, observed and performed, all of the terms, covenants, provisions and agreements imposed upon or assumed by Trustor under any and all other present and future Material Contracts (as defined in the Loan Agreement), and Trustor shall not do or fail to do, or permit or fail to permit to be done, any act or thing, the doing or omission of which will give any other party under any Material Contract a right to terminate or to abate any material payment due thereunder (in each case subject to any applicable materiality qualifications, cure and replacement rights or other exceptions set forth in the Transaction Documents), and (ii) except as provided in the Transaction Documents, Trustor shall not modify, amend, supplement, vary, waive, cancel, or terminate, or agree to terminate or agree to purport to do any of the foregoing in relation to any Material Contract without Beneficiary’s prior written consent, and any wrongful attempted modification, amendment, supplement, variation, waiver, cancellation or termination of, or any wrongful attempted agreement to do any of the foregoing in relation to any Material Contract without such consent shall be void and of no force or effect whatsoever.

(b)       If Trustor shall fail to comply with subsection (a) above, Trustor covenants and agrees that Beneficiary may (but shall not be obligated to) take, upon five (5) business days’ written notice to Trustor (or upon lesser notice, or without notice, if Beneficiary reasonably deems that the same is required to protect its interest in the Property), any action that Beneficiary shall reasonably deem necessary or desirable to keep, observe and perform or cause to be kept, observed or performed any such terms, covenants, provisions or agreements and to enter upon the Property and take all action thereon as may be necessary to prevent or cure any default by Trustor in the performance of or compliance with its obligations under subsection (a) above. Trustor shall promptly deliver to Beneficiary a copy of any notice relating to defaults by Trustor received from a lessor, lessee or other contracting party (or any of their trustees, receivers, or successors) under any Contract. Beneficiary may expend such sums of money as are reasonable and necessary for any such purposes, and Trustor hereby covenants and agrees to pay to Beneficiary, immediately upon demand, all sums so reasonably expended by Beneficiary, together with interest thereon from the date of such payment at the Interest Rate, and until so paid by Trustor, all sums so reasonably expended by Beneficiary and the interest thereon shall be added to the Obligations secured by the Encumbrance and legal operation and effect of this Deed of Trust.

3.13        Consents. Trustor shall obtain and maintain the consent or approval to the Encumbrance of this Deed of Trust from any Person whose consent or approval is required to the granting of an Encumbrance on any interest in the Property. Notwithstanding anything in this Deed of Trust to the contrary, however, to the extent that there is any prohibition against or condition to the assignment or conveyance of any interest comprising the Property without the prior approval or written consent of a Person which is of the type that would, as a result of the failure to obtain such consent, either give rise to a claim for damages or invalidate a transfer, and such consent has not been obtained by Trustor prior to execution of this Deed of Trust, then the granting of an Encumbrance on any such interest in the Property by means of this Deed of Trust shall not be effective unless and until the necessary approval or prior written consent is obtained or the prohibition or condition becomes legally unenforceable. When and if the necessary prior approval or written consent is obtained or the prohibition or condition becomes legally unenforceable, the granting of an Encumbrance on any such interest in the Property as may be subject thereto shall become effective automatically without further action on the part of Trustor or Beneficiary.

3.14        Right of Inspection. Beneficiary and its agents, contractors and employees, may enter the Property upon reasonable prior notice during normal business hours for the purpose of inspecting the Property and ascertaining Trustor’s compliance with the terms hereof, and any such visitors shall comply with any applicable reasonable safety and site rules and regulations governing conduct at the applicable location of which notice has been or will be provided by Trustor prior to such entry.

3.15        Acceptance of Trust, Notice of Indemnification. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, becomes a public record as provided by Applicable Law. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of such act is requested in writing by Beneficiary and Trustee is reasonably indemnified against loss, cost, liability and expense.

3.16        Preservation of Permits and Compliance with Laws. Trustor will comply in all material respects with, and will cause all Persons acting under or through Trustor to comply in all material respects with all governmental approvals, authorizations, licenses, waivers, permits, and laws, rules and regulations applicable to Trustor and the Property.

3.17        Powers of Trustee. From time to time, upon written request of Beneficiary, and upon presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any Person for payment or performance of any of the Obligations secured hereby, Trustee may, without liability therefor and without notice, (i) reconvey all or any part of the Property, (ii) consent to the making of any map or plat thereof, (iii) join in granting any easement thereon, (iv) join in any declaration of covenants and restrictions, or (v) join in any extension agreement or any agreement subordinating the Encumbrance or charge hereof. Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of said trusts and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding unless held or commenced and maintained by Trustee under this Deed of Trust. Trustor shall pay to Trustee compensation and reimbursement for services and expenses in the administration of the trusts created hereunder upon the occurrence and during the continuance of an Event of Default, including attorneys’ fees. Trustor indemnifies Trustee and Beneficiary and their respective directors, officers, employees, agents and Affiliates against all losses, claims, demands and liabilities (except losses, claims, demands or liabilities arising solely as a direct result of the gross negligence or willful misconduct of the indemnified party as finally determined by a court of competent jurisdiction) that Trustee or Beneficiary may incur, suffer, or sustain in the execution of the trusts created hereunder or in the performance of any act required or permitted hereunder or by Applicable Law. The foregoing indemnity provision shall survive the termination of this Deed of Trust, the removal or resignation of Trustee and the assignment of this Deed of Trust by Beneficiary.

3.18        Substitution of Trustee. From time to time, by a writing prepared in accordance with Applicable Law and signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall refer to this Deed of Trust and set forth the date, book and page of its recordation. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this Section 3.18 shall be conclusive proof of the proper substitution of such new trustee.

3.19        Acceleration Upon Sale or Encumbrance. Upon a Transfer, whether voluntary, involuntary or by operation of law, of all or substantially all of the Property without the prior written consent of Beneficiary that is not a permitted Transfer under the Transaction Documents, Beneficiary may, at its sole option, accelerate and declare the Obligations immediately due and payable. Furthermore, the amalgamation, merger or consolidation of Trustor with or into any other Person or the issuance, sale, or, other disposition by Trustor of any interest in Trustor, that is not permitted under the Transaction Documents, shall be deemed a Transfer of the Property for purposes of this Section 3.19.

3.20        Reconveyance. Upon receipt by Trustor and Beneficiary of written notice from the Trustee that the Obligations have been paid in full or that there has been a Transfer of a portion of the Property as permitted under the Transaction Documents, then Beneficiary shall request that Trustee reconvey, without warranty, the Property or the applicable portion thereof. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by Applicable Law, the reconveyance may describe the grantee as “the person or persons legally entitled thereto.” Neither Beneficiary nor Trustee shall have any duty to determine the rights of Persons claiming to be rightful grantees of any reconveyance. When the Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Property to the Person or Persons legally entitled thereto.

3.21        Certain Taxes. In the event of the passage, after the date of this Deed of Trust, of any Applicable Law deducting from the value of the Property the amount of any Encumbrance thereon for the purpose of taxation, or changing in any way Applicable Law now in force for the taxation of deeds of trust or debts secured by deeds of trust or similar instruments, or the manner of the collection of any such taxes, so as to affect this Deed of Trust, or imposing payment of the whole or any portion of any Taxes against the Property, Trustor shall pay or cause to be paid such Tax or increased portion and shall agree with Beneficiary in writing to pay, or reimburse Beneficiary for the payment of, any such Tax or increased portion thereof when thereafter levied or assessed against the Property or any portion thereof. Such obligations of Trustor whether or not evidenced under an agreement shall be secured by this Deed of Trust.

ARTICLE 4. DEFAULT PROVISIONS

4.1           Rights and Remedies. Time is of the essence hereof. At any time after the occurrence and during the continuance of an Event of Default, Beneficiary and Trustee, to the fullest extent permitted by Applicable Law and Governmental Authority shall have the following rights and remedies:

(a)       To declare all Obligations immediately due and payable; provided that the Obligations under the Transaction Documents shall only be so accelerated in accordance with the Loan Agreement;

(b)       With or without notice, and without releasing Trustor from any obligation hereunder, to cure any default of Trustor and, in connection therewith, to enter upon the Property and to perform such acts and things as Beneficiary or Trustee deem necessary or desirable to inspect, investigate, assess and protect the security hereof, including without limitation of any other rights: to obtain a court order to enforce Beneficiary’s right to enter and inspect the Property pursuant to California Civil Code Section 2929.5; to have a receiver appointed pursuant to California Code of Civil Procedure Section 564 to enforce Beneficiary’s right to enter and inspect the Property for Hazardous Materials; to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; to pay, purchase, contest or compromise any encumbrance, charge, Encumbrance or claim of Encumbrance which, in the judgment of either Beneficiary or Trustee, is prior or superior hereto; the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; to pay any premiums or charges with respect to insurance required to be carried hereunder; and to employ counsel, accountants, contractors and other appropriate persons to assist them;

(c)       To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a deed of trust or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor covenants and agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subsection (c), Trustor waives the defense of laches and any applicable statute of limitations;

(d)       Beneficiary or its agents, designees or employees, acting by themselves or through a court-appointed receiver, may enter upon, possess, manage, operate,

dispose of and contract to dispose of the Property or any part thereof; collect and receive all Minerals produced and sold from the Mineral Collateral, make repairs, purchase machinery and equipment, conduct workover operations and exercise every power, right and privilege of Trustor with respect to the Mineral Collateral; negotiate with Governmental Authorities with respect to the Property’s environmental compliance and remedial measures; make, terminate, enforce or modify Contracts upon such terms and conditions as Beneficiary deems proper; contract for goods and services, hire agents, employees and counsel, make repairs, alterations and improvements to the Property necessary, in Trustee’s or Beneficiary’s judgment, to protect and preserve the security thereof; to incur the risks and obligations ordinarily incurred by owners of property (without any personal obligation on the part of the receiver); and/or to take any and all other actions which may be necessary or desirable to comply with Trustor’s obligations hereunder, under the Transaction Documents. Without limiting the foregoing, Beneficiary shall have the right, with or without taking possession of the Property, to collect all rents, royalties, issues and profits. Failure or discontinuance of Beneficiary at any time or from time to time to collect any such moneys shall not in any manner affect the subsequent enforcement by Beneficiary of the right, power and authority to collect the same. Nothing herein contained, nor the exercise of the right by Beneficiary to collect, shall be, or be construed to be, an affirmation by Beneficiary of any tenancy, lease or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Deed of Trust to any such tenancy, lease or option. All sums realized by Beneficiary under this subparagraph, less all costs and expenses incurred by it under this subparagraph, including attorneys’ fees, and less such sums as Beneficiary deems appropriate as a reserve to meet future expenses under this subparagraph, shall be applied to the Obligations in accordance with the Transaction Documents. Except as required by Applicable Law or the Transaction Documents, neither application of said sums to the Obligations nor any other action taken by Beneficiary under this subparagraph shall cure or waive any Event of Default or notice of default hereunder or nullify the effect of any such notice of default. Beneficiary or Trustee, or any employee or agent of Beneficiary or Trustee, or a receiver appointed by a court, may take any action or proceeding hereunder without regard to (i) the adequacy of the security for the Obligations secured hereunder, (ii) the existence of a declaration that the Obligations have been declared immediately due and payable, or (iii) the filing of a notice of default, except as required by Applicable Law or the Transaction Documents;

(e)       To exercise the power of sale granted to Trustee hereunder, and in connection therewith, to execute a written notice of such Event of Default and of its election to cause the Property or any portion thereof to be sold to satisfy the Obligations secured hereby. Trustee shall give and record such notice as Applicable Law or the Transaction Documents require as a condition precedent to a Trustee’s sale. When the minimum period of time required by Applicable Law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as otherwise required by Applicable Law, shall sell the Property at the time and place of sale fixed by it in the notice of sale and in such order as it or Beneficiary may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale (the obligations hereby secured being the equivalent of cash for purposes of said sale). If the Property consists of several lots, parcels, or items of property, Beneficiary may: (i) designate the order in which such lots, parcels, or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, through two or more successive sales, or in any other manner Beneficiary deems in its best interest. Trustor hereby expressly waives any right which it may have to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto. Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at such time fixed by the preceding postponement. Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including Trustee or Beneficiary, may purchase at such sale;

In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property or a Fixture, as the case may be, and dispose of the same in accordance with Applicable Law separate and apart from the sale of real property. Any sale of any personal property or Fixtures hereunder shall be conducted in any manner permitted by the UCC;

After deducting all costs, fees and expenses of Trustee and of this trust, including all costs of evidence of title and reasonable attorneys’ fees in connection with sale, Trustee shall apply the proceeds of sale to payment of all sums so expended under the terms hereof not then repaid, the payment of the Obligations in accordance with the Transaction Documents; and the remainder, if any, to the Person or Persons legally entitled thereto. In the event of sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Deed of Trust shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority;

(f)       To resort to and realize upon the security hereunder and any other security now or hereafter held by Beneficiary in such order and manner as Trustee and Beneficiary or either of them may determine (or may be directed to resort and realize in accordance with the Transaction Documents); and resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non judicial proceedings, or both;

(g)       To seek a judgment that an Event of Default has occurred with respect to any breach by Trustor of its covenants, representations and/or warranties under the Transaction Documents with respect to the condition of the Property by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract pursuant to California Code of Civil Procedure Section 736, whether commenced prior to foreclosure of the Property or after foreclosure of the Property, and with respect to any such Event of Default that is found to have occurred and is continuing, to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred by Beneficiary (collectively, the “Environmental Costs”) relating to the cleanup, remediation or other response action required by Environmental Laws or to which Beneficiary believes necessary to protect the Property, it being conclusively presumed between Beneficiary and Trustor that all such Environmental Costs incurred or advanced by Beneficiary relating to the cleanup, remediation or other response action of or to the Property were made by Beneficiary in good faith. All Environmental Costs incurred by Beneficiary pursuant to this subparagraph (including without limitation court costs, consultants’ fees and attorneys’ fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Interest Rate from the date of expenditure until said sums have been paid. Beneficiary shall be entitled to bid, at the sale of the Property held pursuant to subparagraph (e) above, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, which shall be deemed the equivalent of cash. Trustor acknowledges and agrees that Trustor shall be fully and personally liable for the Environmental Costs hereunder and such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust and Trustor’s obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Property or this Deed of Trust. For the purposes of any action brought under this subparagraph, Trustor hereby waives the defense of laches and any applicable statute of limitations; and

(h)       To waive its Encumbrance against the Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and to exercise any and all rights and remedies of an unsecured creditor against Trustor and all of Trustor’s assets and property for the recovery of any deficiency and Environmental Costs, and seeking an attachment order pursuant to California Code of Civil Procedure Section 483.010. Trustor acknowledges and agrees that notwithstanding any term or provision contained herein, in the other Transaction Documents: (i) Trustor shall be fully and personally liable for all such judgments and awards entered against Trustor under this subparagraph (h) and such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust; and (ii) Trustor’s obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Property or this Deed of Trust. For the purposes of any action brought under this subparagraph, Trustor hereby waives the defense of laches and any applicable statute of limitations.

4.2           Payment of Costs, Expenses and Attorneys’ Fees. All reasonable costs and expenses incurred by Beneficiary pursuant to Section 4.1 (including without limitation court costs, consultants’ and attorneys’ fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Interest Rate, from the date of expenditure until said sums have been paid. Beneficiary shall be entitled to bid, at the sale of the Property held pursuant to subsection 4.1(e) above, the amount of said costs, expenses and interest in addition to the amount of the other Obligations hereby secured as a credit bid, which shall be deemed the equivalent of cash.

4.3           Remedies Cumulative. All rights and remedies of Beneficiary and Trustee hereunder are cumulative and in addition to all rights and remedies provided in the other Transaction Documents, at law and in equity.

4.4           Releases, Extensions, Modifications and Additional Security. Without affecting the liability of any Person for payment of any Secured Obligation secured hereby, or the lien or priority of this Deed of Trust upon the Property, Beneficiary may, from time to time, with or without notice, do one or more of the following: release any Person’s liability for the payment or satisfaction of any Secured Obligation secured hereby, make any agreement or take any action extending the maturity or otherwise altering the terms or increasing the amount of any

Secured Obligation secured hereby, and accept additional security or release all or a portion of the Property and/or other security held to secure the Obligations secured hereby.

4.5           Marshaling. Trustor hereby waives any right to require that any security given hereunder or under any other agreement securing the Obligations be marshaled and further waives any right otherwise available in respect to marshaling of assets which secure any Secured Obligation or to require Beneficiary to pursue its remedies against any such assets.

ARTICLE 5. FIXTURE FILING

5.1           Fixture Filing, Etc. Pursuant to the Security Documents, Trustor has pledged and granted to Beneficiary, and by this Deed of Trust does hereby grant to Beneficiary, a security interest in the Fixtures and that portion of the Property consisting of the items described in Exhibit B attached hereto. Without in any manner limiting the generality of any of the other provisions of this Deed of Trust: (i) some or all of the Property may be or become a fixture; (ii) the security interest created hereby under applicable provisions of the UCC will attach to all As-Extracted Collateral (including the Accounts resulting from the sale thereof at the mines located on the Mineral Properties described or to which reference is made herein or on Exhibit A); (iii) pursuant to the Security Documents and Sections 9334 and 9502 of the UCC, as applicable and as amended and recodified from time to time, this Deed of Trust also shall constitute a Fixture Filing and a financing statement covering As-Extracted Collateral and is to be recorded in the real estate records; (iv) Trustor owns an interest of record in the real property and immovable property concerned; and (v) the mailing address of Trustor, and the address of Beneficiary from which information concerning the security interest may be obtained, is set forth in Section 7.10 of this Deed of Trust.

5.2           Relation of Financing Statement to Deed of Trust. The purpose of this Article 5 is to create both a fixture filing and a financing statement covering As-Extracted Collateral under UCC Sections 9334 and 9502, as applicable. The rights, remedies and interests of Beneficiary under this Deed of Trust and the Transaction Documents are independent and cumulative, and there shall be no merger of any Encumbrance hereunder with any security interest created otherwise. Beneficiary may elect to exercise or enforce any of its rights, remedies, or interests under any or all of this Deed of Trust and the Security Documents as Beneficiary may from time to time deem appropriate.

5.3           Limitations. Except for Permitted Encumbrances, Beneficiary has not consented to any other security interest of any other Person in the Fixtures or As-Extracted Collateral and has not disclaimed any interest in the Fixtures or As-Extracted Collateral. As of the date hereof, Beneficiary has not agreed or consented to the removal of the Fixtures from the Property, and any such consent by Trustor made after the date hereof shall not be binding on Beneficiary unless such removal is permitted under the Transaction Documents.

5.4           Removal. Trustor shall not, without the prior written consent of Beneficiary, remove or permit the removal of any Fixtures from the Property, except as permitted by the Transaction Documents.

ARTICLE 6. DEFINITIONS

6.1           Defined Terms. The following terms shall have the meanings defined below for all purposes of this Deed of Trust, and the definitions shall be applicable to both the singular and the plural form of the term defined, where either of such form is used herein. Terms not defined in this Deed of Trust shall have the meaning set forth in the Loan Agreement. Terms not defined in this Deed of Trust or in the Loan Agreement shall have the meaning set forth in the Collateral Agreement.

Accounts: As defined in Section 9102 of the UCC.

Affiliate: As defined in the Loan Agreement.

Applicable Law: All controlling applicable federal, state and local statutes, regulations, ordinances and administrative rules and orders (that have the effect of law) as well as all applicable final, non-appealable judicial opinions.

As-Extracted Collateral: As defined in Section 9102 of the UCC.

Bankruptcy Code: As defined in Article 1.

Beneficiary: As defined in the first paragraph on page 1 hereof.

Contracts: All existing and future contracts, agreements, operating agreements, sharing agreements, mineral purchase and sale agreements, bottom hole agreements, acreage contribution agreements, unit agreements, contracts for the purchase, exchange, transportation, processing or sale of Minerals, rights-of-way, easements, leases, equipment leases, plans, permits, approvals, franchises, licenses and orders now or hereafter affecting any of the Mineral Properties, Operating Equipment, Fixture Operating Equipment, or Minerals now or hereafter covered hereby, or which are useful or appropriate in drilling for, mining, producing, treating, processing, handling, storing, transporting or marketing minerals produced from any of the Mineral Properties, and all as such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

Deed of Trust: This Deed of Trust, Security Agreement, Assignment of Production, Fixture Filing and Financing Statement, as amended, restated, supplemented or otherwise modified from time to time.

Encumbrances: As defined in the Loan Agreement.

Environmental Costs: As defined in Section 4.1(g).

Environmental Laws: As defined in the Loan Agreement.

Event of Default: As defined in the Loan Agreement.

Fixture Collateral: All of Trustor’s interest now owned or hereafter acquired in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.

Fixture Operating Equipment: Any of the items described in the definition of “Operating Equipment” which constitute fixtures under the Uniform Commercial Code.

Flood Insurance Regulations: the following statutes and any regulations promulgated thereunder: (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto; (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto; (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time; (d) the Flood Insurance Reform Act of 2004; and (e) the Biggert-Waters Flood Reform Act of 2012.

Governmental Authority: As defined in the Loan Agreement.

Hazardous Substance: As defined in the Loan Agreement.

Hazardous Substances Indemnity: As defined in the Loan Agreement.

Interest Rate: As defined in the Loan Agreement.

Land: As defined in Recital A.

Loan Agreement: As defined in Recital B.

Minerals: All minerals and all products, by-products, and other substances derived therefrom or the processing thereof, and all substances produced in conjunction with such minerals, including ores, or substances of value and the products and proceeds therefrom.

Mineral Collateral: All of Trustor’s interest now owned or hereafter acquired in and to the Mineral Properties (even though Trustor’s interest therein may be incorrectly described in, or a description of a part or all of such interest may be omitted from, Exhibit A).

Mineral Properties: (a) the Land, the Mineral Interests, and all record title interests, operating rights, fee mineral interests, leasehold interests, mineral servitudes, profits a prendre, mineral royalties, term mineral interests, subleases, royalties, overriding royalties, net profits interests, production payments and similar interests or estates described in Exhibit A attached hereto, or described in the instruments described in Exhibit A, and made a part hereof for all purposes including the net revenue interests warranted on such Exhibit A and any “back-in,” any reversionary or carried interests relating to any of the foregoing; (b) all production units, and drilling and spacing units (and the Property covered thereby) which may affect all or any portion of such interests including those units which may be described or referred to on Exhibit A and any units created by agreement or designation or under orders, regulations, rules or other official acts of any Federal, state or other governmental body or agency having jurisdiction; (c) the surface interests described in Exhibit A attached hereto and made part hereof for all purposes; (d) any and all present and future interests owned or held by, or otherwise benefiting,

Trustor and arising out of, or pursuant to, any of the Contracts; (e) any other present and future interest in, to or relating to (i) all or any part of the land described in Exhibit A, the land relating to, or described in, the instruments set forth in Exhibit A or in the documents described in Exhibit A, including, without limitation, all rights and interests of Trustor in all present and future rights-of-way, easements and servitudes whether or not described in Exhibit A and located on or related the Minerals or Mineral Properties, or (ii) any of the estates, property rights or other interests referred to above; (f) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of the same; and (g) all tenements, hereditaments and appurtenances now existing or hereafter obtained in connection with any of the aforesaid, including any rights arising under orders, agreements or other arrangements.

Obligations: As defined in Article 2.

Operating Equipment: All surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on or under any of the Land which are useful for the production, treatment, storage or transportation of Minerals, including all mines, wells, vents, shafts (including mines and wells drilled and completed, and hereafter to be drilled and completed, to recover production whether by primary, secondary, tertiary or other recovery techniques), water wells, injection wells, disposal wells, casing, tubing, rods, pumping units and engines, separators, flow lines, pipelines, tanks, gas systems, water systems, supplies, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing, and, buildings, structures, facilities, utility sheds, workrooms, substations, open parking areas, and all other structures and improvements of every kind whatsoever owned or installed by or for Trustor on the Land, and any and all additions, alterations, betterments or appurtenances thereto, and all renewals, substitutions or replacements now or at any time owned, or hereafter acquired by Trustor and situated, placed or constructed on, over or under the Land or any part thereof.

Permitted Encumbrances: As defined in Section 3.2(b).

Person: As defined in the Loan Agreement.

Personalty Collateral: all of Trustor’s interest now owned or hereafter acquired in and to (a) all Operating Equipment; (b) all Minerals severed and extracted from or attributable to the Mineral Properties; (c) all accounts (including accounts resulting from the sale of Minerals at or on the Land), contract rights and general intangibles attributable to the Mineral Properties, including all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with the sale or other disposition of any Minerals or otherwise, including all Encumbrances securing the same; (d) all accounts, contract rights and general intangibles attributable to the Mineral Properties and now existing or hereafter arising regardless of whether any of the foregoing is in connection with or resulting from any of the Contracts, including all Encumbrances securing the same; (e) all proceeds and products of the Mineral Collateral and any other contracts or agreements; (f) all information concerning the Mineral Properties and all wells located thereon, including title records (including abstracts of title, title opinions, and title curative documents), geological and geophysical information and logs, electric logs, core data, pressure data, decline curves and graphical production curves, lease files, mine and well files, and other books and records (including computerized records and data); (g) any options to acquire any Mineral Collateral; (h) all as-extracted collateral; (i) all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for any of the foregoing; and (j) all Contracts; and (k) all goods, inventory, profits, accounts, general intangibles, instruments, documents, chattel paper, equipment, and all other personal property of any kind or character (including “goods”, “inventory”, “accounts”, “general intangibles”, “instruments”, “documents”, “chattel paper” and “equipment” as defined in the UCC) as now or hereafter placed upon, used in connection with, arising from or otherwise related to the Land; all as more particularly described in Exhibit B hereto, provided that any failure of description in said Exhibit B shall not limit the foregoing definition.

Property: As defined in Article 1.

Required Approval: Approval required for the granting of a security interest hereunder.

Taxes: As defined in Section 3.7.

Transaction Documents: As defined in the Loan Agreement.

Transfer: Consolidation or merger with any other Person or conveyance, transfer or lease of all or substantially all assets in a single transaction or series of transactions to any Person.

Trustee: As defined in the first paragraph hereof but also including any successor trustee.

Trustor: As defined in the first paragraph hereof, but also including any subsequent owner or owners of the Property.

UCC: The Uniform Commercial Code as in effect in the State of California or other applicable jurisdiction, as amended and recodified from time to time.

ARTICLE 7. MISCELLANEOUS PROVISIONS

7.1           Non-Waiver. By accepting payment of any sum secured hereby after its due date or late performance of any Secured Obligation, Beneficiary shall not waive its right against any Person obligated directly or indirectly hereunder or on any Secured Obligation, either to require prompt payment or performance when due of all other sums and Obligations or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Beneficiary or Trustee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by Applicable Law.

7.2           Further Assurances. Trustor shall, from time to time, including upon demand by Beneficiary or Trustee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the provisions hereof.

7.3           Usury Savings Clause. Nothing contained herein, in the Transaction Documents shall be deemed to require the payment of interest or other charges by Trustor in excess of the amount that may be lawfully charged. In the event Beneficiary shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged lawfully, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the Beneficiary, be returned to Trustor or credited against the balance of any Secured Obligation then outstanding.

7.4           No Joint Venture. Beneficiary do not undertake or assume any responsibility or duty to Trustor or to any third party with respect to the Property. Notwithstanding any other provisions of this Deed of Trust or the Transaction Documents: (a) Beneficiary is not, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling Person or other business associate or participant of any kind of Trustor and Beneficiary does not intend to ever assume such status; (b) Beneficiary does not intend to ever assume any responsibility to any Person for the quality, suitability, safety or condition of the Property; and (c) Beneficiary shall not be deemed responsible for or a participant in any acts, omissions or decisions of Trustor. Except to the extent caused by its own sole and direct gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, Beneficiary shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any Person or property arising from any construction on, or occupancy or use of, any of the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Trustor or any of Trustor’s agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on any of the Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Trustor, any of Trustor’s licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; and (v) any nuisance made or suffered on any part of the Property.

7.5           Beneficiary’s Duties. The powers conferred on Beneficiary hereunder are solely to protect its interest in the Property and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Property in its possession and the accounting for monies actually received by it hereunder, Beneficiary shall have no duty as to any Property or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Property. Beneficiary shall be deemed to have exercised reasonable care in the custody and preservation of any Property in its possession if such Property is accorded treatment substantially equal to that which Beneficiary accords its own property, it being understood that Beneficiary shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any Property.

7.6           Rules of Construction. When the identity of the parties hereto or other circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. Specific enumeration of rights, powers and remedies of Trustee and Beneficiary and of acts which they may do and acts Trustor must or must not do shall not exclude or limit the general. The headings of the paragraphs are for information and convenience and do not limit or construe the contents of any provision hereof.

7.7           Severability. If any term of this Deed of Trust, or the application thereof to any Person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such term to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by Applicable Law.

7.8           Successors in Interest. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

7.9           Request for Notice. To the extent required by Applicable Law, Trustor hereby requests that a copy of any notice of default and/or notice of sale filed pursuant hereto be mailed to Trustor at the address set forth in Section 7.10 below.

7.10         Notices. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by a recognized overnight delivery service (with charges prepaid), or (d) as a .pdf attachment to an email. Any such notice must be sent to the address set forth below or at such other address as such Person shall have specified to the other party hereto in writing. Notices will be deemed given only when actually received.

To TRUSTOR at:	Rise Grass Valley Inc.
333 Crown Point Circle, Ste 215
Grass Valley, CA 95945

	Attention:	Benjamin W. Mossman
	Email:	ceo@risegoldcorp.com
	Fax No.:	604-428-1124

To BENEFICIARY at:	Eridanus Capital, LLC
201 East 5th Street, Suite 1200
Sheridan, WY 82801

	Attention:	Daniel Oliver Jr.
	Email:	doliver@myrmikan.com
	Fax No.:	307-222-1646

To TRUSTEE at:	18 East Road
Hampstead, NH 03841

	Attention:	Jeremy A. M. Evans
	Email:	evansjm@me.com
	Fax No.:	781-699-9714

7.11         No Oral Modification. This Deed of Trust may not be changed or terminated orally. This Deed of Trust may be modified or terminated only by a written instrument or instruments executed by Trustor and Beneficiary. Any alleged modification or termination that is not so documented shall not be effective as to any party. Any agreement made by Trustor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate deed of trust, lien or encumbrance.

7.12         Recording of Deed of Trust. Trustor will cause this Deed of Trust and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and re-filed in such manner and in such places as necessary or as Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording and re-filing taxes, fees and other charges relating thereto and Trustor hereby authorizes Beneficiary to take all such action without further authorization or signature of Trustor to the extent allowed by law, at Trustor’s cost and expense.

7.13         Law Applicable To Deed of Trust. This Deed of Trust shall be construed under and interpreted in accordance with the laws of California.

7.14         Waivers.

(a)       Trustor waives any rights and defenses that are or may become available to Trustor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code.

(b)       Trustor understands and acknowledges that if the Beneficiary forecloses judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that Trustor may have to seek reimbursement, contribution, or indemnification from others based on any right Trustor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by Trustor under the Transaction Documents. Trustor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of Trustor’s rights, if any, may entitle Trustor to assert a defense to the Transaction Documents based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Deed of Trust, and, Trustor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that Trustor will be fully liable under the Transaction Documents even though the Beneficiary may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that Trustor will not assert that defense in any action or proceeding which the Beneficiary may commence to enforce the Transaction Documents; (iii) acknowledges and agrees that the rights and defenses waived by Trustor in this Deed of Trust include any right or defense that Trustor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Beneficiary is relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Beneficiary is receiving for creating the Obligations.

(c)       Trustor waives all rights and defenses that Trustor may have because of any of the Obligations being secured by real property. This means, among other things: (i) Beneficiary may collect from Trustor without first foreclosing on any real or personal property collateral pledged by other Persons to secure the Obligations; and (ii) if Beneficiary forecloses on any real property collateral pledged by any other Person: (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Beneficiary may collect from Trustor even if the Beneficiary, by foreclosing on the real property collateral, have destroyed any right Trustor may have to collect from any other Person. This is an unconditional and irrevocable waiver of any rights and defenses Trustor may have because any of the Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(d)       The provisions of this Section 7.14 are hereby incorporated by reference and made a part of the Transaction Documents, as applicable to Trustor and the Beneficiary, mutatis mutandis. The foregoing waivers which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above referenced provisions of California law are in any way otherwise applicable to the Transaction Documents or the Obligations.

7.15         Counterparts. This Deed of Trust shall not be effective until it is executed and delivered by Trustor and Beneficiary. This Deed of Trust may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each party that executes the same whether or not all parties execute the same counterpart. If counterparts of this Deed of Trust are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one agreement, but each counterpart shall be considered an original.

(Signature page(s) follow)

IN WITNESS WHEREOF, Trustor and Beneficiary have executed this Deed of Trust on the day and year first set forth above.

TRUSTOR PLEASE NOTE: IN THE EVENT OF YOUR DEFAULT, CALIFORNIA PROCEDURE PERMITS TRUSTEE TO SELL THE PROPERTY AT A SALE HELD WITHOUT SUPERVISION BY ANY COURT AFTER EXPIRATION OF A PERIOD PRESCRIBED BY LAW. SEE SUBSECTION 4.1(e) ABOVE FOR A DESCRIPTION OF THIS PROCEDURE. UNLESS YOU PROVIDE AN ADDRESS FOR THE GIVING OF NOTICE, YOU MAY NOT BE ENTITLED TO OTHER NOTICE OF THE COMMENCEMENT OF SALE PROCEEDINGS. BY EXECUTION OF THIS DEED OF TRUST, YOU CONSENT TO SUCH PROCEDURE. IF YOU HAVE ANY QUESTIONS CONCERNING IT, YOU SHOULD CONSULT YOUR LEGAL ADVISOR. BENEFICIARY URGES YOU TO GIVE IT PROMPT NOTICE OF ANY CHANGE IN YOUR ADDRESS SO THAT YOU MAY RECEIVE PROMPTLY ANY NOTICE GIVEN PURSUANT TO THIS DEED OF TRUST.

TRUSTOR:	RISE GRASS VALLEY INC., a Nevada corporation

By:
Name: Benjamin W. Mossman
Title: President and Chief Executive Officer

BENEFICIARY:	ERIDANUS CAPITAL, LLC, a Wyoming limited liability company

		By:	Myrmikan Capital, LLC
a Delaware limited liability company
		Its:	Manager

By:
Name: Daniel Oliver Jr.
Title: Manager

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	ss.
county OF _____________________	)

On ___________________, 2019 before me, _____________________________, Notary Public, personally appeared _________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

SEAL

[Notary Page to Deed of Trust]

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF NEW YORK	)
	)	ss.
county OF _____________________	)

On ___________________, 2019 before me, _____________________________, Notary Public, personally appeared _________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

SEAL

[Notary Page to Deed of Trust]

EXHIBIT A
TO DEED OF TRUST

DESCRIPTION OF LAND AND MINERAL PROPERTIES

Surface Land

Parcel Number	Legal Description	Lot Size (Acres)
Idaho Maryland Mine Property
09-550-32	SEC 26, TWN 16N, RNG 8E, MDM, PTN N 1/2 26-16-8	20,908 SF (0.48 AC)
09-550-37	SEC 26, TWN 16N, RNG 8E, MDM, PTN NE 1/4 26-16-8	4.47 AC
09-550-38	SEC 26, TWN 16N, RNG 8E, MDM, PTN NE 1/4 26-16-8	40.1 AC
09-550-39	SEC 26, TWN 16N, RNG 8E, MDM, PTN NE 1/4 26-16-8	42,668 SF
	344 CENTENNIAL DRIVE GRASS VALLEY, CA 95945	(0.98 AC)
09-550-40	SEC 26, TWN 16N, RNG 8E, MDM, PTN NE 1/4 26-16-8	5,662 SF (0.13 AC)
09-560-36	SEC 26, TWN 16N, RNG 8E, MDM, PTN N 1/2 SE 1/4 26-16-8	10.25 AC
09-630-37	SEC 36, TWN 16N, RNG 8E, MDM, LOT 6 BET ACRES	21.8 AC
09-630-39	SEC 36, TWN 16N, RNG 8E, MDM & SEC 31, TWN 16N, RNG 9E, MDM, LOT 7 BET ACRES	15.07 AC
Mill Site Property
06-441-03	SEC 31, TWN 16N, RNG 9E, MDM, PTN NW 1/4 of 31-16-9	15.19 AC
06-441-04	SEC 31, TWN 16N, RNG 9E, MDM, PTN 31-16-9	0.85 AC
06-441-05	SEC 31, TWN 16N, RNG 9E, MDM, PTN W 1/2 of 31-16-9	50.01 AC
06-441-34	SEC 31, TWN 16N, RNG 9E, MDM & SEC 36, TWN 16N, RNG 8E, MDM, PTN LOT 8 BET ACRES	16.01 AC

Subsurface Land

All property described in a Quitclaim Deed by Idaho Maryland Industries Inc. in favor of William Ghidotti and Marian Ghidotti, his wife as tenants in common, dated June 10, 1963. The Quitclaim Deed is located at vol. 337, pp. 175-196 in the official records of Nevada County, as recorded on June 12, 1963. The mineral rights are defined as parcels and subparcels in the Quitclaim Deed (Document #: 20170001985), as set out in the table below.

Quitclaim Deed Summary (Document #: 20170001985)

Parcel No. 1: Pertains to all minerals, gas, oil and mineral deposits of every kind and nature below a depth of 200ft (61m) from surface except where noted.

Name	Location	Reference No. (QC = Quitclaim)	Interest
J.M. English Quartz Mine	Lot No. 54, SE1/4 Sec. 25, T 16 N, R 8 E, MDM	QC 1.1 (Parcel 1, subparcel 1)	100% interest
Lucky or Agnes Quartz Mine	Lot No. 129, Sec. 25 & 36, T 16 N, R 8 E, MDM	QC 1.2 (Parcel 1, subparcel 2)	100% interest
Union Hill Quartz Mine	Lot No. 59, Sec. 25 & 36, T 16 N, R 8 E, MDM	QC 1.3 (Parcel 1, subparcel 3)	100% interest
Centennial Quartz Lode Mining Claim	Lot No. 106, Sec. 25, T 16 N, R 8 E, MDM	QC 1.4 (Parcel 1, subparcel 4)	100% interest
Halphene Quartz Lode Mining Claim	Lot No. 202, Sec. 25, T 16 N, R 8 E, MDM	QC 1.5 (Parcel 1, subparcel 5)	100% interest
“Dorothy D” Lode Mining Claim	Survey No. 5628, Sec. 25, T 16 N, R 8 E, MDM	QC 1.6 (Parcel 1, subparcel 6)	100% interest
Morning Dew Quartz Lode Mining Claim	Lot No. 130, Sec. 25, T 16 N, R 8 E, MDM	QC 1.7 (Parcel 1, subparcel 7)	100% interest
Howard Hill Lode Mining Claim	Survey No. 4613, Sec. 25, T 16 N, R 8 E, MDM	QC 1.8 (Parcel 1, subparcel 8)	100% interest

Name	Location	Reference No. (QC = Quitclaim)	Interest
(portion of) Hoxie Placer Mining Claim	Lot No. 6, Sec. 25, T 16 N, R 8 E, MDM	QC 1.9 (Parcel 1, subparcel 9)	100% interest
Cambridge Quartz Mine	Lot No. 128, Sec. 36, T 16 N, R 8 E, MDM	QC 1.10 (Parcel 1, subparcel 10)	100% interest
Gold Blossom Quartz Mine	Lot No. 3697, Sec. 36, T 16 N, R 8 E, MDM	QC 1.11 (Parcel 1, subparcel 11)	100% interest
(name not listed)	Lots No. 1, 2, 3, 4 and 5. NE1/4 of Sec. 36, T 16 N, R 8 E, MDM	QC 1.12 (Parcel 1, subparcel 12)	100% interest
(name not listed)	Fractional west half of NE1/4 of Sec. 36, T 16 N, R 8 E, MDM	QC 1.13 (Parcel 1, subparcel 13)	100% interest
(name not listed)	NW1/4 of Sec. 31, T 16 N, R 9 E, MDM	QC 1.14 (Parcel 1, subparcel 14)	100% interest
(name not listed)	SW1/4 of Sec. 31, T 16 N, R 9 E, MDM	QC 1.15 (Parcel 1, subparcel 15)	100% interest
Eureka Gold Mining Co.’s Claim	Lot No. 41, Sec. 26, T 16 N, R 8 E, MDM	QC 1.16 (Parcel 1, subparcel 16)	100% interest
Tracy Quartz Lode Mining Claim	Lot No. 193, Sec. 25, T 16 N, R 8 E, MDM	QC 1.17 (Parcel 1, subparcel 17)	100% interest
Independence Quartz Lode Mining Claim	Lot No. 120, Sec. 25, T 16 N, R 8 E, MDM	QC 1.18 (Parcel 1, subparcel 18)	100% interest
Alpha Quartz Lode Mining Claim	Lot No. 66, Sec. 25 & 26, T 16 N, R 8 E, MDM	QC 1.19 (Parcel 1, subparcel 19)	100% interest

Name	Location	Reference No. (QC = Quitclaim)	Interest
Black Hawk Extension Lode Mining Claim	Lot No. 4218 Sec. 25 & 26, T 16 N, R 8 E, MDM	QC 1.20 (Parcel 1, subparcel 20)	100% interest
A.B.C. Mine and OK Mine	Lot No. 167 and Lot No. 168, Sec. 25 & 26, T 16 N, R 8 E, MDM	QC 1.21 (Parcel 1, subparcel 21)	100% interest
Gamblers Gold and Silver Lode Mine	Survey No. 4217, Sec. 26, T 16 N, R 8 E, MDM	QC 1.22 (Parcel 1, subparcel 22)	100% interest
(name not listed)	(a) S1/2 of SE1/4; (b) NW1/4 of SE1/4; (c) S1/2 of SW1/4 and (d) NW1/4 of SW1/4 All in Sec. 24, T 16 N, R 8 E, MDM	QC 1.23 (Parcel 1, subparcel 23)	100% interest
(name not listed)	(a) N1/2 of NE1/4; (b) NE1/4 of NW1/4; (c) Lot 1 of NW1/4 of NW1/4 Sec. 25, T 16 N, R 8 E, MDM	QC 1.24 (Parcel 1, subparcel 24)	100% interest
Kentucky Quartz Mine	Lot No. 133, Sec. 25 & 26, T 16 N, R 8 E, MDM	QC 1.25 (Parcel 1, subparcel 25)	100% interest
Idaho No. 1, Idaho No. 2, Idaho No. 3, Idaho No. 5, Idaho No. 6, Idaho No. 7, Idaho No. 11, Idaho No. 12, Maryland No. 22, Maryland No. 23, Maryland No. 24, Maryland Fraction, Maryland Extension Fraction, Gold Point Fraction and Gold Point Extension Lode Mining Claims	Survey No. 5514, Sec. 25 & 26, T 16 N, R 8 E, MDM	QC 1.26 (Parcel 1, subparcel 26)	100% interest

Name	Location	Reference No. (QC = Quitclaim)	Interest
(name not listed)	(a) SW1/4 of NE1/4, (b) SE1/4 of NE1/4, Sec. 25, T 16 N, R 8 E, MDM	QC 1.27 (Parcel 1, subparcel 27)	100% interest
Baby Lode Claim and Pinafore Lode Claim	Survey No. 4216, Sec. 25, T 16 N, R 8 E, MDM	QC 1.28 (Parcel 1, subparcel 28)	100% interest
Maryland Consolidated Quartz Mining Claim comprising Maryland Lode, Maryland Extension Location Lode, and Maryland Extension Mill Site Claim	Lot No. 144, Lot No. 145 and, Lot No. 146, Survey No. 2535, Sec. 25, T 16 N, R 8 E, MDM	QC 1.29 (Parcel 1, subparcel 29)	100% interest
Maryland Extension Quartz Mine Lode	Survey 3679, NE1/4 of SE1/4 of Sec. 25, T 16 N, R 8 E, MDM	QC 1.30 (Parcel 1, subparcel 30)	100% interest
Gold Point Consolidated Gold and Silver Mining Company’s Lode Mining Claim	Lot No. 107, survey No. 1892, Sec. 25, T 16 N, R 8 E, MDM	QC 1.31 (Parcel 1, subparcel 31)	100% interest
Idaho Mill Site Claim	Lot No. 138, Sec. 26, T 16 N, R 8 E, MDM	QC 1.32 (Parcel 1, subparcel 32)	100% interest
East Eureka Lode Mining Claim	survey No. 5515, Sec. 25 & 26, T 16 N, R 8 E, MDM	QC 1.33 (Parcel 1, subparcel 33)	100% interest
Idaho Mining Company’s Claim	Lot No. 38, Survey No. 24, Sec. 26, T 16 N, R 8 E, MDM	QC 1.34 (Parcel 1, subparcel 34)	100% interest
(name not listed)	Lot No. 13, Sec. 25, T 16 N, R 8 E, MDM	QC 1.35 (Parcel 1, subparcel 35)	100% interest

Name	Location	Reference No. (QC = Quitclaim)	Interest
Grant Quartz Mine Claim	Lot No. 62, Survey No. 634, Sec. 25 & 26, T 16 N, R 8 E, MDM	QC 1.36 (Parcel 1, subparcel 36)	100% interest
(portion of) Hoxie Placer Mining Claim	Lot No. 5, SE1/4 of Sec. 25, T 16 N, R 8 E, MDM	QC 1.37 (Parcel 1, subparcel 37)	100% interest
Roannaise Lode	Lot No. 116, Sec. 23 & 26, T 16 N, R 8 E, MDM	QC 1.38 (Parcel 1, subparcel 38)	100% interest
Schofield Lode	Lot No. 37, Sec. 25 & 26, T 16 N, R 8 E, MDM	QC 1.39 (Parcel 1, subparcel 39)	100% interest
Morehouse Quartz Mine	Lot No. 53, Sec. 26, T 16 N, R 8 E, MDM	QC 1.40 (Parcel 1, subparcel 40)	100% interest
(name not listed)	“Lot Numbered Three” in NE1/4 and “Lot Numbered Seventeen” in NW1/4 of Sec. 26, T 16 N, R 8 E, MDM	QC 1.41 (Parcel 1, subparcel 41)	100% interest
(name not listed)	Lots Numbered 5 & 7 in NE1/4 of Sec. 26, T 16 N, R 8 E, MDM	QC 1.42 (Parcel 1, subparcel 42)	100% interest
(name not listed)	Lot No. 9 of NE1/4 of SW1/4 and portion of NW1/4 of SE1/4 of Sec. 26, T 16 N, R 8 E, MDM	QC 1.43 (Parcel 1, subparcel 43)	100% interest
Strip of land 40ft on either side of centerline of Nevada County Narrow Gauge Railway	NE1/4 of SW1/4 of Sec. 26, T 16 N, R 8 E, MDM	QC 1.44 (Parcel 1, subparcel 44)	100% interest
(name not listed)	Area is in NW1/4 of Sec. 25, T 16 N, R 8 E, MDM	QC 1.45 (Parcel 1, subparcel 45)	100% interest

Name	Location	Reference No. (QC = Quitclaim)	Interest
(name not listed)	Lot 3, NW1/4 of Sec. 25, T 16 N, R 8 E, MDM	QC 1.46 (Parcel 1, subparcel 46)	100% interest
(name not listed)	SE1/4 of SE1/4 of NE1/4 of Sec. 26, T 16 N, R 8 E, MDM	QC 1.47 (Parcel 1, subparcel 47)	100% interest
(name not listed)	Lot 1, portions of NE1/4 of NE1/4 and N1/2 of NE1/4 of Sec. 30, T 16 N, R 9 E, MDM	QC 1.48 (Parcel 1, subparcel 48)	100% interest
(name not listed)	Lot 4 in SW1/4 and SE1/4 of SW1/4 of Sec. 19, T 16 N, R 9 E, MDM	QC 1.49 (Parcel 1, subparcel 49)	100% interest
(name not listed)	Lot 2 of NW1/4 and SE1/4 of NW1/4; Lots 3 & 4 in SW1/4, NE1/4 of SW1/4 and W1/2 of SE1/4 of SW1/4, N1/2 of SE1/4 and S1/2 of NE1/4, all in Sec. 30, T 16 N, R 9 E, MDM	QC 1.50 (Parcel 1, subparcel 50)	100% interest
Reservoir Site	Area of SW corner of Sec. 30, T 16 N, R 9 E, MDM	QC 1.51 (Parcel 1, subparcel 51)	100% interest
portion of Biggs Placer	Lot No. 46, Survey No. 283, Sec. 36, T 16 N, R 8 E, MDM	QC 1.52 (Parcel 1, subparcel 52)	100% interest
Champion Lode Mining Claim	Survey No. 4826, in Sec. 1, T 15 N, R 8 E, and Sec. 35, T 16 N, R 8 E, MDM	QC 1.53 (Parcel 1, subparcel 53)	100% interest
Josephine Lode Mining Claim	Survey No. 4638, in Sec. 1, T 15 N, R 8 E, and Sec. 35, T 16 N, R 8 E, MDM	QC 1.54 (Parcel 1, subparcel 54)	100% interest

Name	Location	Reference No. (QC = Quitclaim)	Interest
Christopher Columbus Consolidated Quartz Mining Claim	Lots 224 & 225, Survey No. 3399, Sec. 25 & 26, T 16 N, R 8 E, MDM	QC 1.55 (Parcel 1, subparcel 55)	Undivided 3/10th interest
Parcel No. 2	Lots 2, 4A and 4B, Block 9, Townsite of East Grass Valley		100% interest in mineral rights below 100ft except Lot 4B, Block 9 which has mineral rights below 35ft from surface
Parcel No. 3	Portion of NE1/4 of SW1/4 of Sec. 26, T 16 N, R 8 E, MDM		100% interest in mineral rights below 100ft from surface
Parcel No. 4	W1/2 of SW1/4 of SE1/4 of Sec. 30, T 16 N, R 9 E, MDM		100% mineral rights below 75ft from surface
Parcel No. 5	S1/2 of SW1/4 of Sec. 29, and SE1/4 of SE1/4 of Sec. 30, T 16 N, R 9 E, MDM		100% interest in mineral rights below 75ft from surface
Parcel No. 6	E1/2 of NW1/4 of NE1/4 and E1/2 of N1/2 of SW1/4 of NE1/4 of Sec. 31, T 16 N, R 9 E, MDM		100% interest in mineral rights below 75ft from surface
Parcel No. 7	N1/2 of Lots 7 & 8 and Lots 9 & 10 in Sec. 6, T 15 N, R 9 E, and E1/2 of SE1/4 of Sec. 36, T 16 N, R 8 E, MDM		100% interest in mineral, gas and oil rights below 100ft from surface

Name	Location	Reference No. (QC = Quitclaim)	Interest
Parcel No. 8	Portion of Lot 46 on Survey 283 (Biggs Placer Mining Claim) on portions of Sec. 35 & 36, T 16 N, R 8 E, and on Sec. 1, T 15 N, R 8 E, MDM		Undivided 3/5th interest in mineral rights below 100ft from surface
Parcel No. 9	NW1/4 of SW1/4 of Sec. 36, and NE1/4 of SE1/4 of Sec. 35, T 16 N, R 8 E, MDM		Undivided 3/10th interest in all gold and precious metal rights below 100ft from surface
Parcel No. 10	SE1/4 of SE1/4 and SW1/4 of SE1/4 of Sec. 36, T 16 N, R 8 E, MDM		Undivided 9/35th interest in all gold and precious metal rights below 100ft from surface

EXHIBIT B
TO DEED OF TRUST

COLLATERAL DESCRIPTION

All of the Trustor’s rights, titles and interests in the following, whether now owned or hereafter acquired by the Trustor (collectively, the “Personalty Collateral”):